Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

United Community Banks, Inc. Reports Second Quarter Results

Strong Core Profitability Driven by Net Interest Margin Expansion and Loan Growth of 6.3%

GREENVILLE, SC – July 19, 2022 - United Community Banks, Inc. (NASDAQ: UCBI) (United) today announced net income for the second quarter of $66.8 million and pre-tax, pre-provision income of $91.6 million. Diluted earnings per share of $0.61 for the quarter represented an increase of $0.18 or 42% from the first quarter of 2022 and a decrease of $0.17 or 22%, from the second quarter of 2021. The year-over-year decrease is largely attributable to a $13.6 million provision release in the second quarter of 2021 compared to a $5.6 million provision expense in the second quarter of 2022. Quarter highlights include 6.3% annualized loan growth, 22 basis points of net interest margin expansion, a modest reserve build to 1.05% of loans and an improvement in the efficiency ratio to 56.6%, or 53.2% on an operating basis, which excludes the effect of merger-related and other charges.

United’s second quarter return on assets (ROA) was 1.08% and return on common equity was 9.31%. On an operating basis, United’s ROA was 1.17% and its return on tangible common equity was 14.20%. Excluding merger-related and other charges United’s pre-tax, pre-provision ROA was 1.60% for the quarter.

Total loans increased by $225 million during the quarter. Excluding the effect of PPP, core organic loan growth was 7.0% annualized. Deposits decreased by $183 million or 0.9%. United’s cost of deposits was up only 2 basis points to 0.08% while the average yield on interest-earning assets was up 24 basis points to 3.34%.

Chairman and CEO Lynn Harton stated, “We are pleased to report another quarter of strong core performance. We had solid organic loan growth, which was within our expected long-term range for growth. Asset quality remained exceptional.” Harton continued, “From a strategic perspective, we are excited about our merger agreement with Progress Financial Corporation. We are confident that Progress and United will be a great cultural fit. David Nast and his team have built an outstanding organization focused on dynamic growth markets in Alabama and the Florida Panhandle.”

He further stated, “Sadly, we also are grieving the passing of DeVan Ard. DeVan founded Reliant Bank in 2006, and due to his capable leadership and his team of talented bankers, Reliant received many accolades and was recognized as one of the top places to work and a top performing community bank. Those accomplishments, along with much more, are a tribute to an exceptional career and a life well lived. DeVan was an incredible partner and we were fortunate to have him as part of the United team. He put his all into making our partnership successful and we could not be more appreciative. We will miss him greatly. John Wilson, Reliant’s President, will now step into the role as our Tennessee State President. John has been instrumental during our integration process and will be an outstanding leader going forward.”

Harton concluded, “We remain very positive about United’s performance during the second half of 2022. We continue to see strong pipelines for business growth across our markets. We also have a high-quality balance sheet and business mix that we believe will support strong performance regardless of future economic conditions.”

Second Quarter 2022 Financial Highlights:

•	Net income of $66.8 million and pre-tax, pre-provision income of $91.6 million

•	EPS decreased by 22% compared to last year on a GAAP basis and 16% on an operating basis; compared to first quarter 2022, EPS increased 42% on a GAAP basis and 32% on an operating basis

•	Return on assets of 1.08%, or 1.17% on an operating basis

•	Pre-tax, pre-provision return on assets of 1.49%, or 1.60% when excluding merger-related and other charges

•	Return on common equity of 9.31%

•	Return on tangible common equity of 14.20% on an operating basis

•	A provision for credit losses of $5.6 million, which increased the allowance for credit losses to 1.05% of loans from 1.02% in the first quarter

•	Net recoveries of $1.1 million, or 0.03 basis points of average loans

•	Loan production of $1.5 billion, resulting in annualized core loan growth, excluding the impact of PPP, of 7.0%, for the quarter

•	Core transaction deposits were down $156.2 million or 0.9% for the quarter

•	Net interest income increased by $15.1 million, or 9.2%, on a linked quarter basis as solid loan growth and a positive mix change combined with a wider net interest margin

•	Net interest margin of 3.19% was up 22 basis points from the first quarter, mainly due to increasing interest rates

•	Mortgage closings of $498.5 million and mortgage rate locks of $597.3 million, compared to $679.9 million and $701.7 million, respectively, for the same quarter a year ago

•	Noninterest income was down $5.5 million on a linked quarter basis, primarily driven by a $4.3 million less of a positive MSR valuation in the second quarter as compared to the first; specifically, there was a $2.1 million increase in the MSR valuation in the second quarter compared with a $6.4 million increase in the first quarter

•	Noninterest expenses increased by $1.5 million compared to the first quarter, as compensation merit increases were partially offset by Reliant cost savings

•	Efficiency ratio of 56.6%, or 53.2% on an operating basis

•	Nonperforming assets of 0.14% of total assets, a decrease of 3 basis points from March 31, 2022

•	Quarterly common shareholder dividend of $0.21 per share declared during the quarter, an increase of 11% year-over-year

Conference Call

United will hold a conference call on Wednesday, July 20, 2022, at 11 a.m. ET to discuss the contents of this press release and to share business highlights for the quarter. Participants can pre-register for the conference call by navigating to https://dpregister.com/sreg/10168643/f383a3dcd2. Those without internet access or who are unable to pre-register may dial in by calling 1-866-777-2509. Participants are encouraged to dial in 15 minutes prior to the call start time. The conference call also will be webcast and available for replay by selecting “Events and Presentations” under ”News and Events” within the Investor Relations section of United’s website at www.ucbi.com.

UNITED COMMUNITY BANKS, INC.

Selected Financial Information

(in thousands, except per share data)

	2022		2021			Second Quarter 2022 -	For the Six Months Ended June 30,		YTD 2022 -
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2021 Change	2022	2021	2021 Change
INCOME SUMMARY
Interest revenue	$187,378	$171,059	$143,768	$147,675	$145,809		$358,437	$287,351
Interest expense	8,475	7,267	6,213	6,636	7,433		15,742	16,911
Net interest revenue	178,903	163,792	137,555	141,039	138,376	29%	342,695	270,440	27%
Provision for (release of) credit losses	5,604	23,086	(647)	(11,034)	(13,588)		28,690	(25,869)
Noninterest income	33,458	38,973	37,177	40,095	35,841	(7)	72,431	80,546	(10)
Total revenue	206,757	179,679	175,379	192,168	187,805	10	386,436	376,855	3
Noninterest expenses	120,790	119,275	109,156	96,749	95,540	26	240,065	190,734	26
Income before income tax expense	85,967	60,404	66,223	95,419	92,265	(7)	146,371	186,121	(21)
Income tax expense	19,125	12,385	14,204	21,603	22,005	(13)	31,510	42,155	(25)
Net income	66,842	48,019	52,019	73,816	70,260	(5)	114,861	143,966	(20)
Merger-related and other charges	7,143	9,016	9,912	1,437	1,078		16,159	2,621
Income tax benefit of merger-related and other charges	(1,575)	(1,963)	(2,265)	(328)	(246)		(3,538)	(581)
Net income - operating (1)	$72,410	$55,072	$59,666	$74,925	$71,092	2	$127,482	$146,006	(13)
Pre-tax pre-provision income (5)	$91,571	$83,490	$65,576	$84,385	$78,677	16	$175,061	$160,252	9
PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$0.61	$0.43	$0.55	$0.82	$0.78	(22)	$1.04	$1.60	(35)
Diluted net income - operating (1)	0.66	0.50	0.64	0.83	0.79	(16)	1.16	1.62	(28)
Cash dividends declared	0.21	0.21	0.20	0.20	0.19	11	0.42	0.38	11
Book value	23.96	24.38	23.63	23.25	22.81	5	23.96	22.81	5
Tangible book value (3)	16.68	17.08	18.42	18.68	18.49	(10)	16.68	18.49	(10)
Key performance ratios:
Return on common equity - GAAP (2)(4)	9.31%	6.80%	9.32%	14.26%	14.08%		8.07%	14.71%
Return on common equity - operating (1)(2)(4)	10.10	7.83	10.74	14.48	14.25		8.98	14.92
Return on tangible common equity - operating (1)(2)(3)(4)	14.20	11.00	13.93	18.23	17.81		12.62	18.72
Return on assets - GAAP (4)	1.08	0.78	0.96	1.48	1.46		0.93	1.54
Return on assets - operating (1)(4)	1.17	0.89	1.10	1.50	1.48		1.03	1.56
Return on assets - pre-tax pre-provision (4)(5)	1.49	1.37	1.21	1.70	1.64		1.43	1.72
Return on assets - pre-tax pre-provision, excluding merger- related and other charges (1)(4)(5)	1.60	1.52	1.40	1.73	1.67		1.56	1.75
Net interest margin (fully taxable equivalent) (4)	3.19	2.97	2.81	3.12	3.19		3.08	3.20
Efficiency ratio - GAAP	56.58	57.43	62.12	53.11	54.53		57.00	54.04
Efficiency ratio - operating (1)	53.23	53.09	56.48	52.33	53.92		53.16	53.30
Equity to total assets	10.95	11.06	10.61	10.89	11.04		10.95	11.04
Tangible common equity to tangible assets (3)	7.59	7.72	8.09	8.53	8.71		7.59	8.71
ASSET QUALITY
Nonperforming assets ("NPAs")	$34,428	$40,816	$32,855	$45,335	$46,347	(26)	$34,428	$46,347	(26)
Allowance for credit losses - loans	136,925	132,805	102,532	99,620	111,616	23	136,925	111,616	23
Allowance for credit losses - total	153,042	146,369	113,524	110,875	122,460		153,042	122,460
Net charge-offs (recoveries)	(1,069)	2,978	248	551	(456)		1,909	(761)
Allowance for credit losses - loans to loans	0.94%	0.93%	0.87%	0.89%	0.98%		0.94%	0.98%
Allowance for credit losses - total to loans	1.05	1.02	0.97	0.99	1.08		1.05	1.08
Net charge-offs to average loans (4)	(0.03)	0.08	0.01	0.02	(0.02)		0.03	(0.01)
NPAs to total assets	0.14	0.17	0.16	0.23	0.25		0.14	0.25
AT PERIOD END ($ in millions)
Loans	$14,541	$14,316	$11,760	$11,191	$11,391	28	$14,541	$11,391	28
Investment securities	6,683	6,410	5,653	5,335	4,928	36	6,683	4,928	36
Total assets	24,213	24,374	20,947	19,481	18,896	28	24,213	18,896	28
Deposits	20,873	21,056	18,241	16,865	16,328	28	20,873	16,328	28
Shareholders’ equity	2,651	2,695	2,222	2,122	2,086	27	2,651	2,086	27
Common shares outstanding (thousands)	106,034	106,025	89,350	86,559	86,665	22	106,034	86,665	22

(1) Excludes merger-related and other charges. (2) Net income less preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) Excludes income tax expense and provision for credit losses.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information
(in thousands, except per share data)

	2022		2021			For the Six Months Ended June 30,
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2022	2021
Noninterest expense reconciliation
Noninterest expenses (GAAP)	$120,790	$119,275	$109,156	$96,749	$95,540	$240,065	$190,734
Merger-related and other charges	(7,143)	(9,016)	(9,912)	(1,437)	(1,078)	(16,159)	(2,621)
Noninterest expenses - operating	$113,647	$110,259	$99,244	$95,312	$94,462	$223,906	$188,113

Net income reconciliation
Net income (GAAP)	$66,842	$48,019	$52,019	$73,816	$70,260	$114,861	$143,966
Merger-related and other charges	7,143	9,016	9,912	1,437	1,078	16,159	2,621
Income tax benefit of merger-related and other charges	(1,575)	(1,963)	(2,265)	(328)	(246)	(3,538)	(581)
Net income - operating	$72,410	$55,072	$59,666	$74,925	$71,092	$127,482	$146,006

Net income to pre-tax pre-provision income reconciliation
Net income (GAAP)	$66,842	$48,019	$52,019	$73,816	$70,260	$114,861	$143,966
Income tax expense	19,125	12,385	14,204	21,603	22,005	31,510	42,155
Provision for (release of) credit losses	5,604	23,086	(647)	(11,034)	(13,588)	28,690	(25,869)
Pre-tax pre-provision income	$91,571	$83,490	$65,576	$84,385	$78,677	$175,061	$160,252

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$0.61	$0.43	$0.55	$0.82	$0.78	$1.04	$1.60
Merger-related and other charges, net of tax	0.05	0.07	0.09	0.01	0.01	0.12	0.02
Diluted income per common share - operating	$0.66	$0.50	$0.64	$0.83	$0.79	$1.16	$1.62

Book value per common share reconciliation
Book value per common share (GAAP)	$23.96	$24.38	$23.63	$23.25	$22.81	$23.96	$22.81
Effect of goodwill and other intangibles	(7.28)	(7.30)	(5.21)	(4.57)	(4.32)	(7.28)	(4.32)
Tangible book value per common share	$16.68	$17.08	$18.42	$18.68	$18.49	$16.68	$18.49

Return on tangible common equity reconciliation
Return on common equity (GAAP)	9.31%	6.80%	9.32%	14.26%	14.08%	8.07%	14.71%
Merger-related and other charges, net of tax	0.79	1.03	1.42	0.22	0.17	0.91	0.21
Return on common equity - operating	10.10	7.83	10.74	14.48	14.25	8.98	14.92
Effect of goodwill and other intangibles	4.10	3.17	3.19	3.75	3.56	3.64	3.80
Return on tangible common equity - operating	14.20%	11.00%	13.93%	18.23%	17.81%	12.62%	18.72%

Return on assets reconciliation
Return on assets (GAAP)	1.08%	0.78%	0.96%	1.48%	1.46%	0.93%	1.54%
Merger-related and other charges, net of tax	0.09	0.11	0.14	0.02	0.02	0.10	0.02
Return on assets - operating	1.17%	0.89%	1.10%	1.50%	1.48%	1.03%	1.56%

Return on assets to return on assets- pre-tax pre-provision reconciliation
Return on assets (GAAP)	1.08%	0.78%	0.96%	1.48%	1.46%	0.93%	1.54%
Income tax expense	0.32	0.20	0.26	0.45	0.47	0.26	0.46
(Release of) provision for credit losses	0.09	0.39	(0.01)	(0.23)	(0.29)	0.24	(0.28)
Return on assets - pre-tax, pre-provision	1.49	1.37	1.21	1.70	1.64	1.43	1.72
Merger-related and other charges	0.11	0.15	0.19	0.03	0.03	0.13	0.03
Return on assets - pre-tax pre-provision, excluding merger-related and other charges	1.60%	1.52%	1.40%	1.73%	1.67%	1.56%	1.75%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	56.58%	57.43%	62.12%	53.11%	54.53%	57.00%	54.04%
Merger-related and other charges	(3.35)	(4.34)	(5.64)	(0.78)	(0.61)	(3.84)	(0.74)
Efficiency ratio - operating	53.23%	53.09%	56.48%	52.33%	53.92%	53.16%	53.30%

Tangible common equity to tangible assets reconciliation
Equity to total assets (GAAP)	10.95%	11.06%	10.61%	10.89%	11.04%	10.95%	11.04%
Effect of goodwill and other intangibles	(2.96)	(2.94)	(2.06)	(1.87)	(1.82)	(2.96)	(1.82)
Effect of preferred equity	(0.40)	(0.40)	(0.46)	(0.49)	(0.51)	(0.40)	(0.51)
Tangible common equity to tangible assets	7.59%	7.72%	8.09%	8.53%	8.71%	7.59%	8.71%

Allowance for credit losses - total to loans reconciliation
Allowance for credit losses - total to loans (GAAP)	1.05%	1.02%	0.97%	0.99%	1.08%	1.05%	1.08%
Effect of PPP loans	—	—	—	0.01	0.04	—	0.04
Allowance for credit losses - total to loans, excluding PPP loans	1.05%	1.02%	0.97%	1.00%	1.12%	1.05%	1.12%

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2022		2021			Linked	Year over
(in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	Quarter Change	Year Change
LOANS BY CATEGORY
Owner occupied commercial RE	$2,681	$2,638	$2,322	$2,149	$2,149	$43	$532
Income producing commercial RE	3,273	3,328	2,601	2,542	2,550	(55)	723
Commercial & industrial	2,243	2,302	1,822	1,729	1,762	(59)	481
Paycheck protection program	10	34	88	150	472	(24)	(462)
Commercial construction	1,514	1,482	1,015	947	927	32	587
Equipment financing	1,211	1,148	1,083	1,017	969	63	242
Total commercial	10,932	10,932	8,931	8,534	8,829	—	2,103
Residential mortgage	1,997	1,826	1,638	1,533	1,473	171	524
Home equity lines of credit	801	778	694	661	661	23	140
Residential construction	381	368	359	321	289	13	92
Manufactured housing	287	269	—	—	—	18	287
Consumer	143	143	138	142	139	—	4
Total loans	$14,541	$14,316	$11,760	$11,191	$11,391	$225	$3,150

LOANS BY MARKET
Georgia	$3,960	$3,879	$3,778	$3,732	$3,729	$81	$231
South Carolina	2,377	2,323	2,235	2,145	2,107	54	270
North Carolina	2,006	1,879	1,895	1,427	1,374	127	632
Tennessee	2,621	2,661	373	383	394	(40)	2,227
Florida	1,235	1,208	1,148	1,113	1,141	27	94
Commercial Banking Solutions	2,342	2,366	2,331	2,391	2,646	(24)	(304)
Total loans	$14,541	$14,316	$11,760	$11,191	$11,391	$225	$3,150

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality
(in thousands)

	2022		2021
	Second Quarter	First Quarter	Fourth Quarter
NONACCRUAL LOANS
Owner occupied RE	$1,876	$4,590	$2,714
Income producing RE	7,074	7,220	7,588
Commercial & industrial	4,548	6,227	5,429
Commercial construction	208	401	343
Equipment financing	3,249	2,540	1,741
Total commercial	16,955	20,978	17,815
Residential mortgage	12,228	13,024	13,313
Home equity lines of credit	933	1,183	1,212
Residential construction	198	212	420
Manufactured housing	2,804	2,507	—
Consumer	25	40	52
Total nonaccrual loans held for investment	33,143	37,944	32,812
Nonaccrual loans held for sale	317	2,033	—
OREO and repossessed assets	968	839	43
Total NPAs	$34,428	$40,816	$32,855

	2022				2021
	Second Quarter		First Quarter		Fourth Quarter
(in thousands)	Net Charge-Offs	Net Charge-Offs to Average Loans (1)	Net Charge-Offs	Net Charge-Offs to Average Loans (1)	Net Charge-Offs	Net Charge-Offs to Average Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied RE	$(1,496)	(0.23)%	$(45)	(0.01)%	$(255)	(0.04)%
Income producing RE	(116)	(0.01)	(290)	(0.04)	(98)	(0.01)
Commercial & industrial	(302)	(0.05)	2,929	0.51	339	0.07
Commercial construction	(144)	(0.04)	(373)	(0.10)	(354)	(0.14)
Equipment financing	907	0.31	267	0.10	781	0.29
Total commercial	(1,151)	(0.04)	2,488	0.09	413	0.02
Residential mortgage	(51)	(0.01)	(97)	(0.02)	(169)	(0.04)
Home equity lines of credit	(346)	(0.18)	(81)	(0.04)	(118)	(0.07)
Residential construction	(76)	(0.08)	(23)	(0.03)	(17)	(0.02)
Manufactured housing	135	0.20	164	0.25	—	—
Consumer	420	1.18	527	1.48	139	0.39
Total	$(1,069)	(0.03)	$2,978	0.08	$248	0.01

(1)  Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	June 30, 2022	December 31, 2021
ASSETS
Cash and due from banks	$238,310	$144,244
Interest-bearing deposits in banks	977,397	2,147,266
Federal funds and other short-term investments	—	27,000
Cash and cash equivalents	1,215,707	2,318,510
Debt securities available-for-sale	3,960,285	4,496,824
Debt securities held-to-maturity (fair value $2,431,138 and $1,148,804, respectively)	2,722,475	1,156,098
Loans held for sale	40,678	44,109
Loans and leases held for investment	14,541,230	11,760,346
Less allowance for credit losses - loans and leases	(136,925)	(102,532)
Loans and leases, net	14,404,305	11,657,814
Premises and equipment, net	286,248	245,296
Bank owned life insurance	299,104	217,713
Goodwill and other intangible assets, net	782,544	472,407
Other assets	501,662	338,000
Total assets	$24,213,008	$20,946,771
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$8,155,494	$6,956,981
NOW and interest-bearing demand	4,543,722	4,252,209
Money market	4,839,565	4,183,354
Savings	1,513,656	1,215,779
Time	1,654,704	1,442,498
Brokered	165,942	190,358
Total deposits	20,873,083	18,241,179
Long-term debt	324,371	247,360
Accrued expenses and other liabilities	364,266	235,987
Total liabilities	21,561,720	18,724,526
Shareholders' equity:
Preferred stock; $1 par value; 10,000,000 shares authorized; 4,000 shares Series I issued and outstanding, $25,000 per share liquidation preference	96,422	96,422
Common stock, $1 par value; 200,000,000 shares authorized, 106,033,960 and 89,349,826 shares issued and outstanding, respectively	106,034	89,350
Common stock issuable; 578,251 and 595,705 shares, respectively	11,448	11,288
Capital surplus	2,304,608	1,721,007
Retained earnings	396,970	330,654
Accumulated other comprehensive loss	(264,194)	(26,476)
Total shareholders' equity	2,651,288	2,222,245
Total liabilities and shareholders' equity	$24,213,008	$20,946,771

UNITED COMMUNITY BANKS, INC.
Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Interest revenue:
Loans, including fees	$155,266	$128,058	$302,007	$253,784
Investment securities, including tax exempt of $2,539, $2,255, $5,194 and $4,405, respectively	30,425	17,542	54,090	32,990
Deposits in banks and short-term investments	1,687	209	2,340	577
Total interest revenue	187,378	145,809	358,437	287,351

Interest expense:
Deposits:
NOW and interest-bearing demand	2,163	1,382	3,632	2,868
Money market	1,515	1,355	2,527	3,159
Savings	87	53	159	102
Time	537	830	1,115	2,710
Deposits	4,302	3,620	7,433	8,839
Short-term borrowings	—	—	—	2
Long-term debt	4,173	3,813	8,309	8,070
Total interest expense	8,475	7,433	15,742	16,911
Net interest revenue	178,903	138,376	342,695	270,440
Provision for (release of) credit losses	5,604	(13,588)	28,690	(25,869)
Net interest revenue after provision for credit losses	173,299	151,964	314,005	296,309

Noninterest income:
Service charges and fees	10,005	8,335	19,075	15,905
Mortgage loan gains and other related fees	6,971	11,136	23,123	33,708
Wealth management fees	5,985	3,822	11,880	7,327
Gains from sales of other loans, net	3,800	4,123	6,998	5,153
Lending and loan servicing fees	1,586	2,085	4,572	4,245
Securities gains (losses), net	46	41	(3,688)	41
Other	5,065	6,299	10,471	14,167
Total noninterest income	33,458	35,841	72,431	80,546
Total revenue	206,757	187,805	386,436	376,855

Noninterest expenses:
Salaries and employee benefits	69,233	59,414	140,239	119,999
Communications and equipment	9,675	7,408	18,923	14,611
Occupancy	8,865	7,078	18,243	14,034
Advertising and public relations	2,300	1,493	3,788	2,692
Postage, printing and supplies	1,999	1,618	4,118	3,440
Professional fees	5,402	4,928	9,849	9,162
Lending and loan servicing expense	3,047	3,181	5,413	6,058
Outside services - electronic banking	2,947	2,285	5,470	4,503
FDIC assessments and other regulatory charges	2,267	1,901	4,440	3,797
Amortization of intangibles	1,736	929	3,529	1,914
Merger-related and other charges	7,143	1,078	16,159	2,621
Other	6,176	4,227	9,894	7,903
Total noninterest expenses	120,790	95,540	240,065	190,734
Income before income taxes	85,967	92,265	146,371	186,121
Income tax expense	19,125	22,005	31,510	42,155
Net income	66,842	70,260	114,861	143,966
Preferred stock dividends	1,719	1,719	3,438	3,438
Earnings allocated to participating securities	362	432	596	894
Net income available to common shareholders	$64,761	$68,109	$110,827	$139,634

Net income per common share:
Basic	$0.61	$0.78	$1.04	$1.60
Diluted	0.61	0.78	1.04	1.60
Weighted average common shares outstanding:
Basic	106,610	87,289	106,580	87,306
Diluted	106,716	87,421	106,697	87,443

Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended June 30,

	2022			2021
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$14,382,324	$155,184	4.33%	$11,616,802	$127,458	4.40%
Taxable securities (3)	6,436,992	27,886	1.73	4,242,297	15,287	1.44
Tax-exempt securities (FTE) (1)(3)	490,659	3,410	2.78	388,609	3,030	3.12
Federal funds sold and other interest-earning assets	1,302,935	2,066	0.64	1,292,026	1,055	0.33
Total interest-earning assets (FTE)	22,612,910	188,546	3.34	17,539,734	146,830	3.36

Noninterest-earning assets:
Allowance for credit losses	(135,392)			(128,073)
Cash and due from banks	203,291			152,443
Premises and equipment	286,417			225,017
Other assets (3)	1,286,107			1,002,634
Total assets	$24,253,333			$18,791,755

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$4,561,162	2,163	0.19	$3,428,009	1,382	0.16
Money market	5,019,420	1,515	0.12	3,814,960	1,355	0.14
Savings	1,496,414	87	0.02	1,080,267	53	0.02
Time	1,671,632	491	0.12	1,548,487	899	0.23
Brokered time deposits	65,081	46	0.28	64,332	(69)	(0.43)
Total interest-bearing deposits	12,813,709	4,302	0.13	9,936,055	3,620	0.15
Federal funds purchased and other borrowings	66	—	—	111	—	—
Federal Home Loan Bank advances	—	—	—	—	—	—
Long-term debt	324,301	4,173	5.16	285,389	3,813	5.36
Total borrowed funds	324,367	4,173	5.16	285,500	3,813	5.36
Total interest-bearing liabilities	13,138,076	8,475	0.26	10,221,555	7,433	0.29

Noninterest-bearing liabilities:
Noninterest-bearing deposits	8,025,947			6,196,045
Other liabilities	397,890			314,130
Total liabilities	21,561,913			16,731,730
Shareholders' equity	2,691,420			2,060,025
Total liabilities and shareholders' equity	$24,253,333			$18,791,755

Net interest revenue (FTE)		$180,071			$139,397
Net interest-rate spread (FTE)			3.08%			3.07%
Net interest margin (FTE) (4)			3.19%			3.19%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Unrealized gains and losses on securities, including those related to the transfer from AFS to HTM, have been reclassified to other assets. Pretax unrealized losses of $271 million in 2022 and pretax unrealized gains of $28.6 million in 2021 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net interest revenue divided by average interest-earning assets.

Average Consolidated Balance Sheets and Net Interest Analysis
For the Six Months Ended June 30,

	2022			2021
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$14,308,585	$301,821	4.25%	$11,525,363	$252,580	4.42%
Taxable securities (3)	6,142,723	48,896	1.59	3,932,545	28,585	1.45
Tax-exempt securities (FTE) (1)(3)	500,750	6,976	2.79	380,370	5,918	3.11
Federal funds sold and other interest-earning assets	1,604,995	3,086	0.39	1,324,776	2,277	0.34
Total interest-earning assets (FTE)	22,557,053	360,779	3.22	17,163,054	289,360	3.40

Non-interest-earning assets:
Allowance for loan losses	(124,384)			(135,845)
Cash and due from banks	184,751			146,401
Premises and equipment	281,842			223,224
Other assets (3)	1,329,359			1,012,896
Total assets	$24,228,621			$18,409,730

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$4,613,838	3,632	0.16	$3,379,794	2,868	0.17
Money market	5,064,866	2,527	0.10	3,774,201	3,159	0.17
Savings	1,466,812	159	0.02	1,035,176	102	0.02
Time	1,715,022	1,025	0.12	1,595,196	2,487	0.31
Brokered time deposits	72,048	90	0.25	69,765	223	0.64
Total interest-bearing deposits	12,932,586	7,433	0.12	9,854,132	8,839	0.18
Federal funds purchased and other borrowings	337	—	—	62	—	—
Federal Home Loan Bank advances	—	—	—	1,657	2	0.24
Long-term debt	321,663	8,309	5.21	301,193	8,070	5.40
Total borrowed funds	322,000	8,309	5.20	302,912	8,072	5.37
Total interest-bearing liabilities	13,254,586	15,742	0.24	10,157,044	16,911	0.34

Noninterest-bearing liabilities:
Noninterest-bearing deposits	7,847,284			5,896,882
Other liabilities	388,162			313,374
Total liabilities	21,490,032			16,367,300
Shareholders' equity	2,738,589			2,042,430
Total liabilities and shareholders' equity	$24,228,621			$18,409,730

Net interest revenue (FTE)		$345,037			$272,449
Net interest-rate spread (FTE)			2.98%			3.06%
Net interest margin (FTE) (4)			3.08%			3.20%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Unrealized gains and losses on securities, including those related to the transfer from AFS to HTM, have been reclassified to other assets. Pretax unrealized losses of $175 million in 2022 and pretax unrealized gains of $43.4 million in 2021, respectively, are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQGS: UCBI) provides a full range of banking, wealth management and mortgage services for relationship-oriented consumers and business owners. As of June 30, 2022, United had $24.2 billion in assets and 195 offices in Florida, Georgia, North Carolina, South Carolina and Tennessee, along with a national SBA lending franchise and a national equipment lending subsidiary. The company, known as “The Bank That SERVICE Built,” has been recognized nationally for delivering award-winning service. In 2022, J.D. Power ranked United highest in customer satisfaction with consumer banking in the Southeast, marking eight out of the last nine years United earned the coveted award. Forbes recognized United as one of the top ten World’s Best Banks in 2022. Forbes also included United on its 2022 list of the 100 Best Banks in America for the ninth consecutive year. United also received ten Greenwich Excellence Awards in 2021 for excellence in Small Business Banking and Middle Market Banking, including national awards for Overall Satisfaction and Likelihood to Recommend. United was also named one of the "Best Banks to Work For" by American Banker in 2021 for the fifth consecutive year based on employee satisfaction. Additional information about United can be found at www.ucbi.com.

Non-GAAP Financial Measures

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “pre-tax, pre-provision income,” “operating net income per diluted common share,” “operating earnings per share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “return on assets - pre-tax, pre-provision, excluding merger-related and other charges,” “return on assets - pre-tax, pre-provision,” “operating efficiency ratio,” and “tangible common equity to tangible assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

Caution About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to potential benefits of the Progress merger, and the strength of our pipelines and their ability to support for business growth across our markets and our belief that our high-quality balance sheet and business mix will support strong performance regardless of future economic conditions. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Progress acquisition may not be realized or take longer than anticipated to be realized, (2) disruption of customer, supplier, employee or other business partner relationships as a result of the Progress acquisition, (3) the occurrence of any event, change or other circumstances that could give rise to a delay in closing the Progress acquisition or the termination of the merger agreement, (4) the failure to obtain the necessary approval by the shareholders of Progress, (5) the possibility that the costs, fees, expenses and charges related to the acquisition of Progress may be greater than anticipated, (6) the ability of United to obtain required governmental approvals of the Progress acquisition, (7) reputational risk and the reaction of the companies’ customers, suppliers, employees or other business partners to the acquisition of Progress, (8) the failure of the closing conditions in the Progress merger agreement to be satisfied, or any unexpected delay in closing the acquisition, (9) the risks relating to the integration of Progress’ operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (10) the risk of potential litigation or regulatory action related to the acquisition of Progress, (11) the risks associated with United’s pursuit of future acquisitions, (12) the risk of expansion into new geographic or product markets, (13) the dilution caused by United’s issuance of additional shares of its common stock in the acquisition of Progress, and (14) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2021, and other documents subsequently filed by United with the United States Securities and Exchange Commission (“SEC”).

Many of these factors are beyond United’s (and in the case of the prospective acquisition of Progress, Progress’) ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United or Progress to predict their occurrence or how they will affect United or Progress.

United qualifies all forward-looking statements by these cautionary statements.

Important Information for Shareholders and Investors

In connection with the prospective acquisition of Progress, United has filed with the SEC a registration statement on Form S-4 that includes a proxy statement of Progress to be sent to Progress’ shareholders seeking their approval of the merger agreement and merger with United. The registration statement also contains the prospectus of United to register the shares of United common stock to be issued in connection with the Progress acquisition. INVESTORS AND SHAREHOLDERS OF PROGRESS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS IS A PART OF THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY UNITED OR PROGRESS WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THE REGISTRATION STATEMENT AND THOSE OTHER DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNITED, PROGRESS AND THE MERGER OF PROGRESS AND UNITED.

The registration statement and other documents filed with the SEC may be obtained for free at the SEC’s website (www.sec.gov). You will also be able to obtain these documents, free of charge, from United at the “Investor Relations” section of United’s website at www.ucbi.com or from Progress at the “Investor Relations” section of Progress’ website at www.myprogressbank.com. Copies of the definitive proxy statement/prospectus will also be made available, free of charge, by contacting United Community Banks, Inc., P.O. Box 398, Blairsville, GA 30514, Attn: Jefferson Harralson, Telephone: (864) 240-6208, or Progress Financial Corp., 201 Williams Avenue, Huntsville, AL 35801, Attn: Dabsey Maxwell, Telephone: (256) 319-3641.

This communication is for informational purposes only and does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote or approval with respect to the proposed merger of Progress with United or otherwise.

Participants in the Transaction

United and Progress, and certain of their respective directors and executive officers, under the rules of the SEC may be deemed to be participants in the solicitation of proxies from Progress’ shareholders in favor of the approval of the merger agreement and the merger of Progress and United. Information about the directors and officers of United and their ownership of United common stock can be found in United’s definitive proxy statement in connection with its 2022 annual meeting of shareholders, as filed with the SEC on April 6, 2022, and other documents subsequently filed by United with the SEC. Information about the directors and executive officers of Progress and their ownership of Progress’ capital stock, as well as information regarding the interests of other persons who may be deemed participants in the transaction, may be obtained by reading the proxy statement/prospectus regarding the Merger with. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus pertaining to the Merger. Free copies of this document may be obtained as described above.

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